EXHIBIT 10.2
THIS AMENDMENT LETTER (the "Amendment Letter") is dated 25 March 2024 and in relation to a revolving credit facility agreement dated 23 November 2022 between, inter alios, PRA Group Europe Holding S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 53, Boulevard Royal L-2449 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) (“R.C.S.”) under number B183422 (the “Luxembourg Borrower”), and PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch as Borrowers, DNB Bank ASA, Nordea Bank Abp, filial i Norge and Swedbank AB (publ) as Lenders and certain other parties named therein, pursuant to which the Lenders have agreed to lend up to EUR 730,000,000 (as amended from time to time, the “Facility Agreement”).
WHEREAS
(A)The Borrowers have proposed certain amendments to the Facility Agreement including, but not limited to, allowing for beneficial ownership of Approved Loan Portfolios in the Austrian Market and introducing a pro forma test of the ERC Ratio which will allow the Obligors to acquire significant Loan Portfolios and include the ERC of such Loan Portfolios when requesting a Utilisation, subject to certain conditions being satisfied.

(B)Subject to the terms and conditions set out in this Amendment Letter, the Agent and the Lenders have agreed to the below amendment of terms to be made to the Facility Agreement.

(C)The Borrowers are entering into this Amendment Letter on behalf of themselves and also as Obligor’s Agent (in accordance with Clause 2.5 (Obligor’s Agent) of the Facility Agreement) on behalf of the other Obligors. PRA Group Deutschland GmbH is also executing this Amendment Letter in order to document its agreement to the amendments contained herein.

(D)This Amendment Letter shall constitute a “Finance Document”.

IT IS AGREED as follows:

1.DEFINITIONS AND INTERPRETATION
Unless the context otherwise requires or unless otherwise defined herein, a term defined in the Facility Agreement has the same meaning when used in this Amendment Letter.

2.AMENDMENTS
2.1Clause 1 (Definitions and Interpretation)
The following amendments shall be made to Clause 1 (Definitions and Interpretation):

2.1.1A new definition of ERC Ratio Pro Forma Test shall be added as follows:

“ERC Ratio Pro Forma Test” means the percentage of GIBD to the ERC, where the ERC shall include the ERC of any Planned Acquired Loan Portfolio.

2.1.2A new definition of Planned Acquired Loan Portfolio shall be added as follows:

“Planned Acquired Loan Portfolio” means a Loan Portfolio which (i) is contemplated by a Group Company to be acquired, (ii) will satisfy the conditions of an Approved Loan Portfolio when acquired and (iii) the Borrowers have notified the Agent of the planned acquisition of

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and confirmed satisfaction of alternative (ii) above, at least five (5) Business Days prior of such planned acquisition.
2.1.3The definition of “Borrowing Base” shall be replaced by the following definition: “Borrowing Base” means the amount, calculated in the Original Base Currency, which when included in GIBD would either (i) result in the ERC Ratio being equal to 45% or (ii) subject to the terms in Clause 14.2.19 (Calculation of the Borrowing Base) being satisfied, result in the ERC Ratio Pro Forma Test being equal to 45%.

2.2Clause 14.2 (Positive Undertakings)
2.2.1A new item (v) shall be added to Clause 14.2.15 (Ownership of Loan Portfolio) paragraph (b) with the following wording:

(v)Approved Loan Portfolios where the beneficial owner is PRA Group Österreich Portfolio GmbH and the legal ownership of such Loan Portfolio is with an Austrian financial institution, provided that:

(A)PRA Group Österreich Portfolio GmbH, when becoming the beneficial owner of such Approved Loan Portfolio, is entitled to segregate (aussondern) the assets beneficially owned from the assets of the seller holding legal title of such Approved Loan Portfolio, in an insolvency of the seller; and

(B)the aggregate ERC of such Approved Loan Portfolios, multiplied by forty- five per cent. (45%), is not larger than ten (10) per cent. of the Total Commitments.

2.2.2A new Clause 14.2.19 shall be added to Clause 14.2 (Positive Undertakings) with the following wording:

14.2.19 (Calculation of the Borrowing Base)

(a)The Borrowers undertake to calculate the Borrowing Base in accordance with alternative (i) of the definition of “Borrowing Base”.

(b)Without prejudice to paragraph (a) above, the Borrowers may in connection with a Utilisation which will be utilised in whole to acquire a Planned Acquired Loan Portfolio, calculate the Borrowing Base, in the relevant Drawdown Notice, in accordance with alternative (ii) of the definition of “Borrowing Base”. The Borrowers shall notify the Agent five (5) Business Days before making such calculation, informing the Agent that the Borrowers wish to utilize alternative (ii) of the definition of “Borrowing Base”.

2.2.3A New clause 14.2.20 shall be added to Clause 14.2 (Positive Undertakings) with the following wording:

14.2.20 (No Reclaim)

The Borrowers undertake to procure that any Loan Portfolio beneficially owned by PRA Group Österrreich Portfolio GmbH, cannot be reclaimed by the entity holding legal ownership over such Loan Portfolio, without PRA Group Österrreich Portfolio GmbH receiving the acquisition

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amount for such Loan Portfolio (deducted by any amount already collected from such Loan Portfolio);

3.CONDITIONS FOR EFFECTIVENESS:
The amendments set out herein shall be conditional upon satisfaction of the conditions set out below, in form and substance satisfactory to the Agent, and shall become effective on the date of the Agent giving written confirmation of such satisfaction.

(a)a confirmation from the Borrowers to the Agent, confirming that a seller can only reclaim any Loan Portfolio beneficially owned by PRA Group Österrreich Portfolio GmbH by repaying the acquisition amount for such Loan Portfolio back to PRA Group Österrreich Portfolio GmbH (deducted by any amount already collected from such Loan Portfolio);

(b)the certificate of incorporation/registration (and any related certificate of incorporation on change of name and certificate of good standing) (or equivalent) of the Borrowers and the and the Luxembourg Pledgor (as defined below), including, but not limited to, in relation to the Luxembourg Borrower and the Luxembourg Pledgor (as defined below) (A) an excerpt (extrait) from the R.C.S. dated as of the date of this Amendment Letter, (B) a certificate of non-registration of a judicial decision or administrative dissolution without liquidation (certificat de non-inscription d'une décision judiciaire ou de dissolution administrative sans liquidation) from the R.C.S. dated as of the date of this Amendment Letter and (C) a domiciliation certificate confirming that all legal requirements of the Luxembourg Domiciliation Law have been complied with by the Luxembourg Borrower;
(c)to the extent not already provided to the Agent in connection with the Facility Agreement, the latest available versions of the constitutional (or similar) documents of the Borrowers, including, but not limited to, the articles of association and by-laws;

(d)the minutes of a meeting (or as appropriate, a copy of a resolution) of the board of directors, managers, or as applicable, the branch manager of (i) the Borrowers on behalf of themselves and, where applicable, also as Obligor’s Agent on behalf of the other Obligors and (ii) the and the Luxembourg Pledgor (as defined below):

(i)approving and authorising the execution, delivery and performance of this Amendment Letter on the terms and conditions herein;

(ii)showing that the relevant board meeting had appropriate quorum, that due consideration was given by all the relevant directors present of the relevant company’s obligations and liabilities arising under those documents and that all declarations of interests required in connection with the Amendment Letter were made; and

(iii)authorising any person whose name is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents or, as the case may be, appointing any person or persons to sign or otherwise attest the due execution of the Amendment Letter by way of power of attorney together with a certified copy of such power of attorney;

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(e)a legal opinion from Arendt & Medernach in respect of Luxembourg law issues; and

(f)any other document (including, but not limited to, an up-to-date version of any of the documents listed under Schedule 3 (Conditions Precedent) of the Facility Agreement) reasonably requested by the Agent.

4.CONTINUING OBLIGATIONS
(a)Except as expressly modified by this Amendment Letter, all terms and provisions of the Finance Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the Parties as if they were set out herein. All references in the Facility Agreement to “this Agreement”, “hereof”, “hereby”, “hereto”, or otherwise to the Facility Agreement in any Finance Document (including any Security Document) and the like shall, mean the Facility Agreement as hereby amended.

(b)The Borrowers, on behalf of themselves and each Obligor, and PRA Group Deutschland GmbH confirm that any security or guarantee created or given by them under any Finance Document will continue in full force and effect, subject to the amendments contemplated by this Amendment Letter and shall continue to secure the obligations of the Obligors under the Facility Agreement.

(c)Without prejudice of Clause 5 (Security Confirmation – Luxembourg Share Pledge Agreement) of this Amendment Letter, the Borrowers confirm that any security or guarantee created or given by them under any Finance Document will continue in full force and effect, subject to the amendments contemplated by this Amendment Letter and shall continue to secure the obligations of the Obligors under the Facility Agreement.

5.SECURITY CONFIRMATION – LUXEMBOURG SHARE PLEDGE AGREEMENT
The Luxembourg Pledgor (as defined below), the Luxembourg Borrower and the Agent hereby agree to confirm the legality, validity, binding effect and enforceability of the Luxembourg Share Pledge Agreement (as defined below) and the Pledge (as defined in the Luxembourg Share Pledge Agreement) in accordance with the following terms.

(a)The Luxembourg law governed share pledge agreement dated 23 November 2022 and made between PRA Group Europe Holding I S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 53, Boulevard Royal L-2449 Luxembourg and registered with the R.C.S. under number B185154 (the “Luxembourg Pledgor”), as pledgor, the Agent as security agent and the Luxembourg Borrower as company (the “Luxembourg Share Pledge Agreement”) and the Pledge secure the Secured Obligations (each term as defined in the Luxembourg Share Pledge Agreement) arising under the Facility Agreement as amended by this Amendment Letter.
(b)The Luxembourg Share Pledge Agreement and the Pledge (as defined therein) remain legal, valid, binding and enforceable and remain in full force and effect notwithstanding this Amendment Letter.

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(c)Any reference in the Luxembourg Share Pledge Agreement to the Facility Agreement will be construed as a reference to the Facility Agreement as amended by this Amendment Letter.

(d)Nothing in this Amendment Letter shall constitute any form of novation or release of the Luxembourg Share Pledge Agreement or the Pledge (as defined therein).

6.GOVERNING LAW
(a)Subject to paragraph (b) and (c) below, this Amendment Letter shall be governed by Norwegian law. The Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of the Norwegian courts, the venue to be Oslo Tingrett.

(b)Without prejudice to paragraph (b) above and paragraph (c) below, Clause 5 (Security Confirmation – Luxembourg Share Pledge Agreement) of this Amendment Letter and any non-contractual obligations arising out of or in connection therewith are governed by, and construed in accordance with, the laws of the Grand Duchy of Luxembourg, including the Collateral Law (as defined in the Luxembourg Share Pledge Agreement). Any disputes in connection with Clause 5 (Security Confirmation – Luxembourg Share Pledge Agreement) of this Amendment Letter shall be subject to the exclusive jurisdiction of the courts of Luxembourg, Grand Duchy of Luxembourg, without prejudice to the rights of the Agent to take legal action before any other court of competent jurisdiction in accordance with the Brussels Ibis Regulation (as defined in the Luxembourg Share Pledge Agreement) or where any asset of the Luxembourg Pledgor is situated.
(c)Notwithstanding paragraphs (a) and (b) above, the security confirmations in Clause 4 (Continuing Obligations) of this Amendment Letter, insofar as they relate to the Swiss law governed share pledge agreement dated November 23, 2022 among PRA Group Europe Portfolio AS, Oslo, Zweigniederlassung Zug as Pledgor, DNB Bank ASA as Security Agent and the Secured Parties (the “Swiss Share Pledge Agreement”), and any non-contractual obligations arising out of or in connection therewith are governed by, and construed in accordance with, the laws of Switzerland (without regard to conflict of law rules). All disputes arising out of or in connection with Clause 4 (Continuing Obligations), insofar as they relate to the Swiss Share Pledge Agreement, shall be subject to the exclusive jurisdiction of the courts of Zurich, Canton of Zurich, Switzerland, without prejudice to the rights of the Agent and the Secured Parties (as defined in the Swiss Share Pledge Agreement) to take legal action in respect of the Swiss Share Pledge Agreement before any other court of competent jurisdiction.

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EXHIBIT 10.2

SIGNATORIES:

The Borrower (on behalf of itself and the Obligors): PRA Group Europe Holding S.à r.l
By:
Name: Tom-André Westbø Hansen
Title: Manager

The Borrower (on behalf of itself and the Obligors):

PRA Group Europe Holding S.à r.l., Luxembourg, Zug Branch

By:
Name: Tom-André Westbø Hansen
Title: Manager

As Guarantor:

PRA Group Deutschland GmbH

By:      Name: Martin Sjölund
Title: Managing Director

As Luxembourg Pledgor:

PRA Group Europe Holding I S.à.r.l.

By:
Name: Tom-André Westbø Hansen
Title: Manager

EXHIBIT 10.2
As Facility Agent, Security Agent and Lender:

EXHIBIT 10.2

By: -.J...,.J IL:_j£4.:-4 'K
Name:
Title:

EXECUTION VERSION

As Facility Agent, Security Agent and Lender: DNB Bank ASA
By:
Name:
Title:

As Lender:

As Lender:

Nordea Bank Abp, filial i Norge

By:
Name:
Title:

EXECUTION VERSION

As Facility Agent, Security Agent and Lender: DNB Bank ASA
By
Name:
Title:

As Lender:

Swedbank AB (publ)

By
Name:
Title:

As Lender: Nor:i.Bank

EXECUTION VERSION

By:V
Corporate & Investment Banking
Mikkel Andreas Vogt
Managing Director

Sia Benedikte Strnmsnes
Analyst I Relationship Manager